UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2008

SGX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51745	06-1523147
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10505 Roselle Street, San Diego, California (Address of principal executive offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 558-4850
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     At the Special Meeting of Stockholders of SGX Pharmaceuticals, Inc., a Delaware corporation (“SGX”), held on August 20, 2008, the stockholders of SGX approved the proposal to adopt the Agreement and Plan of Merger, dated as of July 8, 2008, among Eli Lilly and Company, REM Merger Sub, Inc. and SGX.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGX PHARMACEUTICALS, INC.
Dated: August 20, 2008	By:	/s/ W. Todd Myers
W. Todd Myers
Chief Financial Officer